UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION
12(b) or (g) OF THE SECURITIES EXHHANGE ACT OF 1934

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-1868008
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd., Suite 200, Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class registered	Name of each exchange on which to be each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  __________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

GSE Systems, Inc. (the "Registrant") hereby incorporates by reference the description of its common stock, par value $0.01 per share, to be registered hereunder contained under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3 (File No. 333-161121), as originally filed with the Securities and Exchange Commission (the "Commission") on August 6, 2009, as subsequently amended on August 18, 2009.

The Registrant's common stock to be registered hereunder has been approved for listing on the Nasdaq Capital Market of The NASDAQ Stock Market LLC under the symbol "GVP."

Item 2.	Exhibits.

In accordance with the "Instructions as to Exhibits" with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

S I G N A T U R E

Pursuant to the requirements of Section 12 of  the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.
Date:	April 27, 2018

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Secretary, Senior Vice President, General Counsel and Risk Management Officer